EXHIBIT 32.1

Certification

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.§ 1350), James M. Frincke, Interim Chief Executive Officer of Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Robert W. Weber, Interim Chief Financial Officer/Chief Accounting Officer and Vice President—Operations of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2008, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2009	By:	/s/ JAMES M. FRINCKE
James M. Frincke Interim Chief Executive Officer (Principal Executive Officer)

Dated: March 30, 2009	By:	/s/ ROBERT W. WEBER
Robert W. Weber Interim Chief Financial Officer/Chief Accounting Officer/ Vice President, Operations (Principal Financial Officer)

*	This certification accompanies the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Hollis-Eden Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.